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                                                                   EXHIBIT 10.52

                                    AMENDMENT


      THIS AMENDMENT (this "Amendment") dated as of September 3, 1996, to the Employment Agreement, dated as of January 1, 1996 (as amended, supplemented and otherwise modified from time to time, the "Agreement"; capitalized terms used but not defined herein shall have the respective meanings specified in the Agreement), between Cityscape Corp. (the "Company") and Tim S. Ledwick (the "Employee").

      WHEREAS, the Company and the Employee agree to amend the Agreement, on the terms and conditions of this Amendment.

      NOW, THEREFORE, in consideration of the mutual premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. AMENDMENT. Subject to the satisfaction of the condition to effectiveness specified in Section 4 hereof, Item 4 of the Schedule to the Agreement shall be amended by the deletion of the text in its entirety and substituting the following therefor:

       "Bonus: The Employee will share in a bonus pool (the "Bonus Pool") of 5% of all pre-tax profits of US Operations (as defined below) for 1996, 1997 and 1998 (the "Bonus"). "US Operations" consists of the consolidated financial reports of Cityscape Financial Corp. and each of its subsidiaries incorporated in any state of the United States.

                  In order for any Bonus to be awarded, such pre-tax profits for 1996 must meet a $16.9 million threshold, such pre-tax profits for 1997 must meet the 1996 pre-tax profits plus the percentage increase, if any, in the Consumer Price Index ("CPI") (as defined in Section 4(c) of the Agreement), and such pre-tax profits for 1998 must meet the 1997 pre-tax profits plus the percentage increase, if any, in the CPI. Any distributions from the Bonus Pool will be made within 90 days after the completion of the audit by the independent auditors of Cityscape Financial Corp. and its subsidiaries for the applicable year. Notwithstanding the foregoing, any extraordinary profit item earned in any of 1996, 1997 or 1998, as determined by the Company, will be deemed to be earned over three years, one-third in the year in which the extraordinary profit occurs and one-third in each of the two successive years.
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                  The Bonus is payable annually in cash up to 200% of Employee's salary for the prior year; any excess (the "Excess"), if any, will be deferred and paid over three years with interest at the Citibank N.A. prime rate plus one percent per annum at one-third each year, payable each successive January thereafter.

                  The Bonus Pool will be divided on the basis of the percentage of Employee's prior year salary to total prior year salaries of the Participants (as defined below) in the Bonus Pool. The "Participants" are Robert M. Stata, Cheryl P. Carl, Steven P. Weiss, Eric S. Goldstein, Jonah L. Goldstein and Tim S. Ledwick. If any Participant's employment is terminated for any reason, the Company may designate a new participant or participants (each a "New Participant"). Any New Participant will thereafter share in the Bonus Pool, provided, however, that for purposes of dividing the Bonus Pool, the aggregate amount of salaries of any New Participants shall not be deemed to exceed the aggregate amount of salaries of any such terminated Participants. If the Company designates a New Participant within 120 days of the termination of a Participant's employment, such designation will be deemed to occur upon the termination of the Participant's employment. If, after 120 days of the termination of a Participant's employment, the Company has not designated a New Participant, any designation of a New Participant will be deemed to occur on the date on which the designation is made. For any period in which the Company has not been deemed to have designated a New Participant, the Pool will be shared by the remaining Participants on the basis of percentage of Employee's prior year salary to total prior year salaries of the Participants then employed after deduction for the pro rata payment to any such terminated Participant as set forth in the following paragraph.

                  If employment terminates for any reason during the term of the program, the Employee forfeits any further interest in the Bonus from the date of termination, provided, however, the Employee will not forfeit the pro rata share for the portion of the year prior to termination of employment or the Excess, if any. Notwithstanding the foregoing, the Company may extend such Participant's interest in the Bonus Pool beyond the date of termination of such Participant's employment."

      2. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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      3. CONTINUING EFFECT OF THE AGREEMENT. Except for the consents and modifications expressly set forth herein, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

      4. EFFECTIVENESS. This Amendment shall become effective upon the execution hereof by the Company and Employee.

      5. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.





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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the date first above written.



                                             CITYSCAPE CORP.



                                             By: /s/ Robert Grosser
                                                 ----------------------------
                                                 Name:  Robert Grosser
                                                 Title: President

                                             TIM S. LEDWICK



                                             By: /s/ Tim S. Ledwick
                                                 ----------------------------
                                                 Name:  Tim S. Ledwick
                                                 Title: Senior Vice President




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